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                                                                   EXHIBIT 10.2
                               GILES LOAN DOCUMENT
                             SECURED PROMISSORY NOTE

$100,000                                                       OCTOBER 15, 1999
                                                            ANAHEIM, CALIFORNIA


     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, the undersigned Richard M. Giles, Trustee of the Giles Living Trust UDT dated December 17, 1993 (the "Borrower") promises to pay to the order of Printrak International INc., a Delaware corporation (the "Company"), in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000).

     1. PRINCIPAL AND INTEREST. The principal balance of the Note together with interest accrued and unpaid to date shall be due and payable on or before April 15, 2001.

     2. RATE OF INTEREST. Interest shall accrue under the Note on any unpaid principal balance at a rate per annum equal to with lesser of 5.54% or the maximum rate permitted by law, and shall be paid on or before the maturity of this Note.

     3. APPLICATION PAYMENTS. Each payment shall be credited first to accrued but unpaid interest and the balance to principal. Prepayment of principal and interest may be made at any time without penalty.

     4. EVENTS OF ACCELERATION. The entire unpaid principal and unpaid interest of the Note shall become immediately due and payable upon one or more of the following events:


         (a) the default in any payment due under this Note, and the failure to cure such default within ten (10) days of written notice of such default;

         (b) the insolvency of Richard M. Giles or the Borrower, the execution by Richard M. Giles or the Borrower of a general assignment for the benefit of creditors, the filing by or against Richard M. Giles or the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act of another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more;

         (c) the termination of Richard M. Giles' employment with the Company; or

         (d)  the liquidation of the Borrower.

     5. COLLECTION. If action is instituted to collect this Note, each of Borrower and Richard M. Giles promises to pay all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with such action.

     6. WAIVER. No previous waiver and no failure or delay by the Company or in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure or condition under this Note. Any waiver must be made in writing and shall be limited to the express terms of such waiver. Each of the Borrower and Richard M. Giles hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.


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     7.  CONFLICTING AGREEMENTS.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     8. GOVERNING LAW. This Note shall be construed in accordance with the law of the State of California.


                                            /s/  Richard M. Giles
                                    ----------------------------------------
                                    Richard M. Giles, Trustee of the Giles
                                    Living Trust UDT dated December 17, 1993


                                            /s/  Richard M. Giles
                                    ----------------------------------------
                                    Richard M. Giles, Guarantor







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